As filed with the Securities and Exchange Commission on July 2, 2009.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RTI INTERNATIONAL METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	52-2115953
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
(412) 893-0026
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Chad Whalen, Esq.
Vice President, General Counsel and Secretary
RTI International Metals, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
Telephone: (412) 893-0026
Fax: (412) 893-0027
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Richard D. Rose, Esq.
Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
Pittsburgh, PA 15219
Telephone: (412) 562-8425
Fax: (412) 562-1041

     Approximate date of commencement of proposed sale to the public: ________, 2009 and then from time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.01 per share	500,000	$17.97	$8,985,000	$502

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of the registrant’s common stock being registered shall be adjusted to include any additional shares that may be issuable as a result of a distribution, split, combination or similar transaction.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sales prices reported on the New York Stock Exchange on June 30, 2009. The Registrant intends to engage an independent fiduciary and possibly an independent valuation expert to determine the fair value of the issuance price of the shares. The name of the independent trustee and any independent valuation expert and a summary of their findings will be disclosed in an amendment hereto.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED July 2, 2009
Prospectus
500,000 Shares
COMMON STOCK
     This prospectus relates to the issuance and contribution by us to RMI Titanium Company Retirement Plans Trust (the “Trust”), a trust for the assets of the Pension Plan of RMI Titanium Company, the Pension Plan for Eligible Salaried Employees of RMI Titanium Company, the Pension Plan for Eligible Employees of RMI Titanium Company and the Tradco Pension Plan (referred to as the pension plans), of up to 500,000 shares of our common stock, par value $0.01 per share, to fund certain of our obligations to the pension plans, and the sale, from time to time, by the Trust, of all or any portion of such shares of our common stock for the benefit of the pension plans. The actual number of shares will be the lesser of 500,000 or that number of shares valued on the date of contribution such that after the effect of such contribution the value of the RTI shares held by the pension plans does not exceed 10% of the total assets of the pension plans.
     The shares may be sold, from time to time, by the Trust in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus and will bear all expenses incident to registration of the common stock. The pension plans will be responsible for expenses incurred in selling the shares, which expenses may include, among other things, underwriting discounts, brokerage fees and commissions.
     Our common stock is listed on the New York Stock Exchange under the symbol “RTI.” On [                    , 2009], the closing sale price of our common stock on the New York Stock Exchange was $[___] per share.
     Investing in our common stock involves risk. See “Risk Factors” on page 2 of this prospectus and in the other documents that are incorporated by reference herein.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2009.

SUMMARY DESCRIPTION OF RTI
     RTI International Metals, Inc. is a leading U.S. producer and supplier of titanium mill products and a global supplier of fabricated titanium and specialty metal components for the national and international aerospace, defense, energy and other markets. The Company, an Ohio corporation, and its predecessors have been operating in the titanium industry since 1951.
     The Company conducts business in three segments: the Titanium Group, the Fabrication Group, and the Distribution Group.
     The Titanium Group melts, processes, and produces a complete range of titanium mill products, which are further processed by its customers for use in a variety of commercial aerospace, defense, and industrial applications. The titanium mill products consist of basic mill shapes including ingot, slab, bloom, billet, bar, plate, and sheet. The Titanium Group also produces ferro titanium alloys for steel-making customers. The Fabrication Group is comprised of companies that extrude, fabricate, machine, and assemble titanium and other specialty metal parts and components. Its products, many of which are complex engineered parts and assemblies, serve commercial aerospace, defense, oil and gas, power generation, and chemical process industries, as well as a number of other industrial and consumer markets. The Distribution Group stocks, distributes, finishes, cuts-to-size, and facilitates just-in-time delivery services of titanium, steel, and other specialty metal products, primarily nickel-based specialty alloys.
     The address of our principal executive offices is Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Fifth Floor, Pittsburgh, PA 15108-2973, and our telephone number at our principal executive offices is (412) 893-0026.
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “RTI,” the “Company,” “we,” “our,” “us” or similar references are to RTI International Metals, Inc. and its consolidated subsidiaries.
     This prospectus provides specific information about the shares of the Company’s common stock being sold to the Trust and being offered from time to time by the Trust. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS
     Set forth below is a detailed discussion of certain of the risk factors discussed in “Forward-Looking Statements” below and other risk factors affecting our business. Any of these individual risks, or any number of these risks occurring simultaneously, could have a material effect on our business. You should carefully consider these factors, as well as the other information contained in this document, when evaluating your investment in our securities. The below list of important factors is not all-inclusive or necessarily in order of importance.
We are subject to risks associated with global economic and political uncertainties
     Like other companies, we are susceptible to macroeconomic downturns in the United States and abroad that may affect our performance and the performance of our customers and suppliers. Further, the global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict. The credit crisis and related turmoil in the global financial system has had and may continue to have an impact on our business and our financial condition. In addition to the impact that the global financial crisis has already had, we may face significant financial and operational challenges if conditions in the financial markets do not improve or continue to worsen. For example, an extension of the credit crisis to other industries (for example, the availability of financing for the purchase of commercial aircraft) could adversely impact overall demand for our products, which could have a negative effect on our revenues. In addition, our ability to access the traditional bank and capital markets may be severely restricted, which could have an adverse impact on our ability to react to changing economic and business conditions.
     In addition, we are subject to various domestic and international risks and uncertainties, including changing social conditions and uncertainties relating to the current and future political climate. Changes in policy resulting from the new Presidential administration could have an adverse effect on the financial condition and the level of business activity of the defense industry or other market segments in which we participate. This may reduce our customers’ demand for our products and/or depress pricing of those products, resulting in a material adverse impact on our business, prospects, results of operations, revenues, and cash flows.
A significant amount of our future revenue is based on long-term contracts for new aircraft programs
     We have signed several long-term contracts in recent years to produce titanium mill products and complex engineered assemblies for several new aircraft programs, including the Boeing 787, Lockheed Martin’s F-35 Joint Strike Fighter or “JSF,” and the Airbus family of aircraft, including the A380 and the A350XWB. In order to meet the delivery requirements of these contracts, we have invested in significant capital expansion projects. Because of the current global economic slowdown and production problems experienced by many of our customers, we have experienced significant delays in these programs. Further delays or program cancellations could have a material adverse impact on our business, prospects, results of operations, revenues, cash flows, and financial standing.
The ability to successfully expand our operations in a timely and cost effective manner
     In connection with several of our long-term commercial contracts, we are undertaking several major capital expansion projects which are currently estimated to continue through 2011, including the construction of our new titanium sponge plant and titanium rolling mill and forging press facilities. We have currently delayed the construction of the sponge plant because of the current global economic slowdown. Our inability to successfully complete the construction of these facilities in a timely and cost effective manner, or obtain titanium sponge (our principle raw material) from an alternative source, could have a material adverse effect on our business, financial condition and results of operations. Further, our undertaking of these significant initiatives places a significant demand on management, financial and operational resources. Our success in these projects will depend upon the ability of key financial, and operational management to ensure the necessary internal and external resources are in place to properly complete and operate these facilities.
We may be affected by our ability or inability to obtain financing
     Our ability to access the traditional bank or capital markets in the future for additional financing, if needed, and our future financial performance could be influenced by our ability to meet current covenant requirements associated with our existing credit agreement, our credit rating, or other factors.

The demand for our products and services may be adversely affected by demand for our customers’ products and services
     Our business is substantially derived from titanium mill products and fabricated metal parts, which are primarily used by our customers as components in the manufacture of their products. The ability or inability to meet our financial expectations could be directly impacted by our customers’ abilities or inabilities to meet their own financial expectations. A continued downturn in demand for our customers’ products and services could occur for reasons beyond their control such as unforeseen spending constraints, competitive pressures, rising prices, the inability to contain costs, and other domestic as well as global economic, environmental or political factors. A continued slowdown in demand by or complete loss of business from these customers could have a material impact on our financial position.
A substantial amount of revenue is derived from the commercial aerospace and defense industries and a limited number of customers
     More than 80% of our annual revenue is derived from the commercial aerospace and defense industries. Within those industries are a relatively small number of consumers of titanium products. Those industries have historically been highly cyclical, resulting in the potential for sudden and dramatic changes in expected production and spending that, as a partner in the supply chain, can negatively impact our operational plans and, ultimately, the demand for our products and services. Some of our customers are particularly sensitive to the level of government spending on defense-related products. Sudden reductions in defense spending could occur due to economic or political changes which could result in a downturn in demand for defense-related titanium products. In addition, changes to existing defense procurement laws and regulations, such as the domestic preference for specialty metals, could adversely affect our results of operations. Many of our customers are dependent on the commercial airline industry which has shown to be subject to significant economic and political challenges due to threats or acts of terrorism, rising or volatile fuel costs, pandemics, or other outbreaks of infectious diseases, aggressive competition, global economic slowdown, and other factors. Any one or combination of these factors could occur suddenly and result in a reduction or cancellation in orders of new airplanes and parts which could have an adverse impact on our business. Neither the Company nor its customers may be able to project or plan in a timely manner for the impact of these events.
We may be subject to competitive pressures
     The titanium metals industry is highly competitive on a worldwide basis. Our competitors are located primarily in the U.S., Japan, Russia, Europe, and China. Our Russian competitor, in particular, has significantly greater capacity than us and others in our industry. Not only do we face competition for a limited number of customers with other producers of titanium products, but we also must compete with producers of other generally less expensive materials of construction including stainless steel, nickel- based high temperature and corrosion resistant alloys, and composites.
     Our competitors could experience more favorable operating conditions than us including, lower raw materials costs, more favorable labor agreements, or other factors which could provide them with competitive cost advantages in their ability to provide goods and services. Changes in costs or other factors related to the production and supply of titanium mill products compared to costs or other factors related to the production and supply of other types of materials of construction may negatively impact our business and the industry as a whole. New competitive forces unknown to us today could also emerge which could have an adverse impact on our financial performance. Our foreign competitors in particular may have the ability to offer goods and services to our customers at more favorable prices due to advantageous economic, environmental, political, or other factors.
We may experience a lack of supply of raw materials at costs that provide us with acceptable margin levels
     The raw materials required for the production of titanium mill products (primarily titanium sponge and scrap) are acquired from a number of domestic and foreign suppliers. Although we have long-term contracts in place for the procurement of certain amounts of raw material and are in the process of constructing a titanium sponge plant (albeit delayed due to the current global economy), we cannot guarantee that our suppliers can fulfill their contractual obligations nor can we guarantee that the construction of our sponge plant will not be further delayed due to the global economic slowdown or other circumstances. Our suppliers may be adversely impacted by events within or outside of their control that may adversely affect our business operations. We cannot guarantee that we will be able to obtain adequate amounts of raw materials from other suppliers in the event that our primary suppliers are unable to meet our needs. We may experience an increase in prices for raw materials which could have a negative impact on our profit margins if we are unable to adequately increase product pricing, and we may not be able to project the impact that an increase in costs may cause in a timely manner. We may be contractually obligated to supply products to our customers at price levels that do not result in our expected margins due to unanticipated increases in the costs of raw materials. We may experience dramatic increases in demand and we cannot guarantee that we will be able to obtain adequate levels of raw materials at prices that are within acceptable cost parameters in order to fulfill that demand.
We are subject to changes in product pricing
     The titanium industry is highly cyclical. Consequently, excess supply and competition may periodically result in fluctuations in the prices at which we are able to sell certain of our products. Price reductions may have a negative impact on our operating results. In addition, our ability to implement price increases is dependent on market conditions, often beyond our control. Given the long manufacturing lead times for certain products, the realization of financial benefits from increased prices may be delayed.
We may experience a shortage in the supply of energy or an increase in energy costs to operate our plants
     We own twenty-four natural gas wells which provide some but not all of the non-electrical energy required by our Niles, Ohio operations. Because our operations are reliant on energy sources from outside suppliers, we may experience significant increases in electricity and natural gas prices, unavailability of electrical power, natural gas, or other resources due to natural disasters, interruptions in energy supplies due to equipment failure or other causes, or the inability to extend expiring energy supply contracts on favorable economical terms.
Our business could be harmed by strikes or work stoppages
     Approximately 350 hourly, clerical and technical employees at our Niles, Ohio facility are represented by the United Steelworkers of America. Our current labor agreement with this union expires June 30, 2013. Approximately 160 hourly employees at our RTI Tradco facility in Washington, Missouri are represented by the International Association of Machinists and Aerospace Workers. Our current labor agreement with this union expires February 19, 2011.
     We cannot be certain that we will be able to negotiate new bargaining agreements upon expiration of the existing agreements on the same or more favorable terms as the current agreements, or at all, without production interruptions caused by a labor stoppage. If a strike or work stoppage were to occur in connection with the negotiation of a new collective bargaining agreement, or as a result of a dispute under our collective bargaining agreements with the labor unions, our business, financial condition and results of operations could be materially adversely affected.
Our business is subject to the risks of international operations
     We operate subsidiaries and conduct business with suppliers and customers in foreign countries which exposes us to risks associated with international business activities. We could be significantly impacted by those risks, which include the potential for volatile economic and labor conditions, political instability, expropriation, and changes in taxes, tariffs, and other regulatory costs. We are also exposed to and can be adversely affected by fluctuations in the exchange rate of the United States Dollar against other foreign currencies, particularly the Canadian Dollar, the Euro and the British Pound. Although we are operating primarily in countries with relatively stable economic and political climates, there can be no assurance that our business will not be adversely affected by those risks inherent to international operations.
We are dependent on services that are subject to price and availability fluctuations
     We often depend on third parties to provide outside material processing services that may be critical to the manufacture of our products. Purchase prices and availability of these services are subject to volatility. At any given time, we may be unable to obtain these critical services on a timely basis, at acceptable prices or on other acceptable terms, if at all. Further, if an outside processor is unable to produce to required specifications, our additional cost to cure may negatively impact our margins.

Our success depends largely on our ability to attract and retain key personnel
     Much of our future success depends on the continued service and availability of skilled personnel, including members of our executive team, management, materials engineers and other technical specialists, and staff positions. The loss of key personnel could adversely affect our Company’s ability to perform until suitable replacements are found. There can be no assurance that the Company will be able to continue to successfully attract and retain key personnel.
The demand for our products and services may be affected by factors outside of our control
     War, terrorism, natural disasters, and public health issues including pandemics, whether in the U.S. or abroad, have caused and could cause damage or disruption to international commerce by creating economic and political uncertainties that may have a negative impact on the global economy as a whole. Our business operations, as well as our suppliers’ and customers’ business operations, are subject to interruption by those factors as well as other events beyond our control such as governmental regulations, fire, power shortages, and others. Although it is impossible to predict the occurrences or consequences of any such events, they could result in a decrease in demand for the Company’s products, make it difficult or impossible for us to deliver products to our customers or to receive materials from our suppliers, and create delays and inefficiencies in our supply chain. Our operating results and financial condition may be adversely affected by these events.
The outcome of the U.S. Customs investigation of our previously filed duty drawback claims is uncertain
     During 2007, the Company received notice from U.S. Customs indicating that certain duty drawback claims previously filed by the Company’s agent, on behalf of the Company, are under formal investigation. The investigation relates to discrepancies in, and lack of supporting documentation for, claims filed through the Company’s prior drawback broker. For additional detail regarding this investigation, see “Duty Drawback Investigation” in Item 3. Legal Proceedings, in our Annual Report on Form 10-K for the year ended December 31, 2008. The ultimate outcome of the U.S. Customs investigation cannot be determined, however, the outcome of this investigation could have an adverse impact on our financial performance.
FORWARD-LOOKING STATEMENTS
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus, and the documents incorporated herein by reference, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “estimate,” “project” (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. As such, they are based on current expectations and are subject to certain risks and uncertainties. We caution that undue reliance should not be placed on such forward-looking statements which speak only as of the date made. In order to comply with the terms of the safe harbor, we identify for investors important risk factors which could affect our financial performance and could cause actual results for future periods to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.
     Investing in our securities involves risk. Before you invest in our securities, you should carefully consider some of the factors which could cause our results to differ from those expressed in any forward-looking statement, which are set forth under the caption “Risk Factors” above, and in Item 1A in our most recent Form 10-K, Item 1A of Part II in our most recent Form 10-Q, and subsequent Form 10-Q and Form 10-K filings made with the SEC, each of which is incorporated by reference herein, and include:
•	statements regarding the future availability and prices of raw materials,

•	competition in the titanium industry,

•	demand for the Company’s products,

•	the historic cyclicality of the titanium and commercial aerospace industries,

•	changes in defense spending,

•	the success of new market development,

•	ability to obtain access to financial markets and to maintain current covenant requirements,

•	long-term supply agreements,

•	the impact of Boeing 787 production delays,

•	legislative challenges to the Specialty Metals Clause,

•	labor matters,

•	global economic activities,

•	outcome of the pending U.S. Customs investigation,

•	the successful completion of our expansion projects,

•	our ability to successfully execute on new business awards,

•	our order backlog and the conversion of that backlog into revenue, and

•	other statements contained herein that are not historical facts.
     You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “RTI.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that RTI has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that RTI files later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2009;

•	our Current Report on Form 8-K filed January 7, 2009;

•	our Current Report on Form 8-K filed February 3, 2009;

•	our Current Report on Form 8-K/A filed February 17, 2009;

•	our Current Report on Form 8-K filed March 4, 2009;

•	our Current Report on Form 8-K filed April 28, 2009; and

•	the description of the common stock contained in our Registration Statement on Form 8-A12B (Registration No. 1-14437) dated August 21, 1998, including any reports updating that description.
     You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them from us in writing or by telephone as follows:
RTI International Metals, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973
Telephone: (412) 893-0026
www.rtiintl.com
     Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
     General information about RTI, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http:// www.rtiintl.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Other information contained on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
THE OFFERING
     The shares offered hereby will be offered and sold to the Trust pursuant to a placement agreement yet to be negotiated between the Trust and RTI. Between now and the effective date of this registration statement, the pension plans’ fiduciary will engage an independent fiduciary to act on behalf of the Trust in connection with the Trust’s receipt of the shares. The final sale price for the sale of the shares from RTI to the Trust will be determined by the independent fiduciary, possibly with the assistance of an independent valuation expert. The placement agreement and, if applicable, the consent of the independent valuation expert to a summary of its findings, will be filed with an amendment to this registration statement.
USE OF PROCEEDS
     The Company will not receive any proceeds from the sale of the shares sold pursuant to this prospectus. The shares are being sold to the Trust in partial fulfillment of our ongoing obligations to fund the pension plans. This transaction allows us to make funding contributions to the pension plans without the use of cash. To the extent the Trust resells any shares, the proceeds of the sale of the shares being offered for resale are for the account of the Trust and not the Company.
SELLING SHAREHOLDER
     United States Steel and Carnegie Pension Fund, a nonprofit membership corporation, is the Trustee for the pension plans (the “Trustee”). The pension plans and the Trust, which holds the assets of the pension plans, are intended to be tax-qualified within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. The pension plans are funded by RTI contributions, which are held in the Trust for the sole benefit of plan participants and beneficiaries and which pay for proper expenses of plan administration.
     Prior to the contribution of the shares to the Trust, the Trust did not own any shares of our common stock. Upon the initial sale of the shares to the Trust by the Company on the date of this prospectus, the Trust will beneficially own shares of our common stock equal to the lesser of 500,000 shares or such number of shares valued on the date of contribution such that after the effect of such contribution the value of the RTI shares held by the Trust does not exceed 10% of the total assets of the plans. The independent fiduciary, acting on behalf of the Trust, may resell all or any portion of such shares of our common stock pursuant to this offering in accordance with investment guidelines established by the Trustee. We cannot estimate the timing or volume of sales of our shares of common stock by the Trust or the number of shares of our common stock, if any, that the Trust will hold in the future.
PLAN OF DISTRIBUTION
     We are distributing the shares to the Trust as a block transaction without a broker or dealer engaged.
     The Trust may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The shares will be sold on terms then prevailing, at prices related to the then-current market price or at negotiated prices. The shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, or directly to one or more purchasers. Sales of the shares may involve:
•	sales to underwriters who will acquire shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

•	block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     The Trust and/or purchasers of the shares may pay brokers and dealers for selling shares. These payments may be in the form of underwriting discounts, concessions or commissions. The Trust and any broker dealer who sells or assists the Trust in selling the shares may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If they are deemed to be underwriters, any brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. We will file, if necessary, a post-effective amendment should the Trustee or the independent fiduciary, acting on behalf of the Trust, notify us that it has entered into such an arrangement with an underwriter, broker or dealer for the sale of shares. The post-effective amendment will disclose certain material information, including:
•	the number of shares being offered;

•	the terms of the offering;

•	any discounts, commissions or other compensation paid to underwriters, brokers or dealers;

•	the public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers; and

•	other material terms of the offering.
     In order to comply with securities laws of certain jurisdictions, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless the shares have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The Trustee and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act.

     As of the date of this prospectus, there are no selling arrangements between the Trust and any underwriter, broker or dealer. The Trust may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.
     We will not receive any of the proceeds from the sale of the shares by the Trust. We will bear the costs of registering the shares under the Securities Act, including the registration fee under the Securities Act, accounting fees, printing fees, fees and disbursements of our counsel, and certain fees and disbursements of counsel to the Trust (or to the Trustee or the independent fiduciary acting on behalf of the Trust). The Trust will be responsible for underwriting discounts, brokerage fees and commissions, if any, incurred in connection with the sale of shares.
     We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the date on which all of the shares registered under the registration statement of which this prospectus is a part are sold.
     The pension plans are “pension plans” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code, could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares being offered by the Trust. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s Code of Regulations effectively provide that the Company, to the full extent permitted by Section 1701.13 of the Ohio Revised Code, as amended from time to time (“Section 1701.13”), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto. In addition, the Company and each of its officers and directors have executed Indemnification Agreements which provide that the Company will hold harmless and indemnify such officer or director to the extent permitted by the Ohio General Corporation Law or other statutory provisions authorizing or permitting such indemnification; provided that no indemnity will be paid (1) except to the extent the losses exceed the amount of losses covered by any applicable directors and officers liability insurance; (2) in respect to remuneration if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (3) on account of any suit in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (4) on account of the indemnitee’s act or omission being finally adjudged to have involved deliberate intent to cause injury to the Company or reckless disregard for the best interests of the Company; or (5) if a final decision by a Court having jurisdiction in the matter determines that such indemnification is not lawful.
     Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute, and as a result, we have entered into a separate indemnification agreement with our directors and certain officers to provide additional indemnification rights to them.
     RTI maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act is therefore unenforceable.

EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Report on Internal Control over Financial Reporting”) incorporated in this prospectus by reference to RTI’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports dated February 18, 2009, and which are incorporated in reliance on such reports of PricewaterhouseCoopers LLP, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereby.

SEC Registration Fee	$502
Printing and Engraving Fees and Expenses	1,500
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	70,000
New York Stock Exchange Listing Fees	5,000
Miscellaneous	5,000
Total Expenses	$132,002
Item 15. Indemnification of Directors and Officers.
     The information required by this Item 15 is contained under the heading “Indemnification of Directors and Officers” on page 9 of the Prospectus and is incorporated herein by reference.
Item 16. List of Exhibits.
     A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
     (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on July 1, 2009.

RTI INTERNATIONAL METALS, INC.
By:	/s/ William T. Hull
	Name:	William T. Hull
	Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig R. Andersson	Director	July 1, 2009

* Daniel I. Booker	Director	July 1, 2009

* Donald P. Fusilli, Jr.	Director	July 1, 2009

* Ronald L. Gallatin	Director	July 1, 2009

* Charles C. Gedeon	Director	July 1, 2009

* Robert M. Hernandez	Director	July 1, 2009

* Edith E. Holiday	Director	July 1, 2009

* Bryan T. Moss	Director	July 1, 2009

* James A. Williams	Director	July 1, 2009

* By: /s/ Dawne S. Hickton	Attorney-in-Fact	July 1, 2009
Dawne S. Hickton

/s/ Dawne S. Hickton	Vice Chairman, Chief	July 1, 2009
Dawne S. Hickton	Executive Officer and Director

/s/ William T. Hull	Senior Vice President and	July 1, 2009
William T. Hull	Chief Financial Officer

/s/ Michael C. Wellham	President, Chief Operating	July 1, 2009
Michael C. Wellham	Officer and Director

EXHIBIT INDEX

Exhibit
No.	Description of Exhibits

2.1	Amended and Restated Reorganization Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 No. 33-30667 Amendment No. 1.

4.1	Amended and Restated Credit Agreement dated September 8, 2008, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for the event dated September 8, 2008.

4.2
Offer of loan by and among RTI-Claro, Inc., as borrower and Investissement Quebec, dated August 3, 2006, incorporated by reference to the Company’s Quarterly Report on Form 10-Q for quarterly period ended September 30, 2006 .

4.3
Credit Agreement between RTI Claro, Inc., as borrower, RTI International Metals Inc., as guarantor, and National City Bank, Canada Branch, as lender, dated as of December 27, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for the event dated December 27, 2006.

4.4
Second Credit Amending Agreement dated September 27, 2007, related to the Credit Agreement between RTI-Claro, Inc., as borrower, RTI International Metals Inc., as guarantor, and National City Bank, Canada Branch, as lender, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for the event dated September 27, 2007.

4.5
Credit Amending Agreement dated September 8, 2008, related to the Credit Agreement between RTI-Claro, Inc., as borrower, RTI International Metals, Inc., as guarantor, and National City Bank, Canada Branch, as lender, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for the event dated September 8, 2008.

5.1	Opinion and Consent of Buchanan Ingersoll & Rooney PC*

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm*

23.2	Consent of Buchanan Ingersoll & Rooney (included in Exhibit 5.1)

23.3	Consent of Independent Valuation Expert**

24.1	Powers of Attorney*

*	Filed herewith

**	To be filed by amendment hereto, if applicable.

II-4